UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

GOODNESS GROWTH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 1, 2021, a wholly-owned subsidiary of Goodness Growth Holdings, Inc. (the “Company”) entered into a Purchase and Sale Agreement with IIP-NY 2 LLC (“IIP”) pursuant to which the parties agreed that the Company would exercise its previously announced option to purchase 92.3 acres (the “Property”) adjacent to its existing cannabis cultivation facility in Johnstown, New York and simultaneously enter into a sale-leaseback transaction for the Property (the “Sale-Leaseback”) with IIP. On September 24, 2021 (the “Closing Date”), the parties closed the Sale-Leaseback. The purchase price for the Property was approximately $1.2 million, excluding transaction costs. In connection with the Sale-Leaseback, on the Closing Date the Company and IIP entered into an amendment of their existing lease agreement (the “Lease Amendment”) for the Johnstown cultivation property to add the Property. Under the Lease Amendment, IIP agreed to provide tenant improvement reimbursement to the Company of approximately $55 million for the construction of a new 324,000 square foot cannabis cultivation, processing, and research and development facility on the Property, approximately $9 million of which was reimbursed on the Closing Date.

The initial annualized base rent for the Property is 10.5% of the tenant improvement budget plus the purchase price, for a term of twenty years. The Lease Amendment contains a rent escalation clause that is triggered in 18 months if the Company does not satisfy certain strategic benchmarks as specified in the Lease Amendment, which would increase the annualized base rent by 1.5% of the tenant improvement budget plus the purchase price. Base rent will be phased in incrementally over the course of a 16-month period, and will be subject to annual increases of 2.75%.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated herein by reference in this Item 2.03.

Item 7.01. Regulation FD Disclosure

On September 28, 2021, the Company issued a press release announcing the completion of the Sale-Leaseback, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company, dated September 28, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODNESS GROWTH HOLDINGS, INC.

	By:	/s/ Kyle E. Kingsley
Kyle E. Kingsley
Chief Executive Officer

Dated: September 29, 2021